Exhibit 99.1
SelectQuote, Inc. Reports First Quarter of Fiscal Year 2027 Results

First Quarter of Fiscal Year 2027 – Consolidated Earnings Highlights

•Revenue of $280.0 million
•Net loss of $(20.3) million
•Adjusted EBITDA* of $(17.0) million

Fiscal Year 2027 Guidance Ranges:
•Revenue expected in the range of $1.35 billion to $1.45 billion
•Adjusted EBITDA* expected in the range of $90 million to $115 million
•Operating Cash Flow expected to be more than $60 million

First Quarter Fiscal Year 2027 – Segment Highlights

Senior
•Revenue of $50.8 million
•Adjusted EBITDA of $(12.3) million
•Approved Medicare Advantage policies of 50,976

Healthcare Services
•Revenue of $186.3 million
•Adjusted EBITDA of $11.2 million
•99,753 SelectRx members

Life
•Revenue of $42.8 million
•Adjusted EBITDA of $7.3 million

OVERLAND PARK, Kan., November 4, 2026--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the first quarter of fiscal year 2027 of $280.0 million compared to consolidated revenue for the first quarter of fiscal year 2026 of $328.8 million. Consolidated net loss for the first quarter of fiscal year 2027 was $20.3 million compared to consolidated net loss for the first quarter of fiscal year 2026 of $30.5 million. Consolidated Adjusted EBITDA* for the first quarter of fiscal year 2027 was $(17.0) million compared to consolidated Adjusted EBITDA* for the first quarter of fiscal year 2026 of $(32.1) million. Consolidated cash used in operations during the first quarter of fiscal year 2027 was $17.2 million compared to $21.6 million used during the first quarter of fiscal year 2026.

Tim Danker, SelectQuote’s Chief Executive Officer, remarked, “We are proud of another strong quarter across both our Senior and Healthcare Services segments, resulting in a material year-over-year improvement in adjusted EBITDA and operating cash flow. We have high confidence in our current and long-term strategy to drive value for stakeholders, and we are pleased to reiterate our full-year financial targets for fiscal 2027. Our confidence stems primarily from growing efficiencies and process management that are within our control. The company’s foundational commitment to technology- and agent-led service have increasingly driven operating leverage in our business, which has only been accelerated through the use of AI. Now that AEP has kicked off, we are excited to see that our tenured agent force is helping a highly-engaged Medicare beneficiary population find the right plans to meet their unique needs. We firmly believe SelectQuote is well-positioned to drive meaningful growth in profit and cash flow for shareholders, both in fiscal 2027 and in an improving Medicare Advantage environment which we believe is on the horizon.”

Mr. Danker continued, “SelectQuote’s performance, in our seasonally slowest quarter, showcases the continued impact of our strategy to optimize profitability and cash flow. Despite lower revenue across both Senior and Healthcare Services, SelectQuote drove a 30% improvement in our year-over-year trailing twelve month adjusted EBITDA, and we remain on track to drive over $60 million in operating cash flow in fiscal 2027. Better yet, we are achieving these results in an environment where we strategically lowered agent headcount for Senior and continue to scale Healthcare Services despite the revenue headwind from the Inflation Reduction Act.”

* See “Non-GAAP Financial Measures” below.

Segment Results

We currently have three reportable segments: 1) Senior, 2) Healthcare Services and 3) Life. The performance measures of the segments include total revenue and adjusted EBITDA. Costs of commissions and other services revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2026	2025	% Change
Revenue	$50,806	$58,996	(14)%
Adjusted EBITDA	(12,303)	(21,036)	42%
Adjusted EBITDA Margin	(24)%	(36)%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended September 30,
	2026	2025	% Change
Medicare Advantage	54,459	70,240	(22)%
All other (1)	12,035	17,174	(30)%
Total	66,494	87,414	(24)%
(1) Represents the submitted policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended September 30,
	2026	2025	% Change
Medicare Advantage	50,976	62,510	(18)%
All other (1)	8,434	13,876	(39)%
Total	59,410	76,386	(22)%
(1) Represents the approved policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended September 30,
(dollars per policy):	2026	2025	% Change
Medicare Advantage	$890	$769	16%
All other(1)	161	133	21%
(1) Represents the weighted average LTV per approved policy.

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2026	2025	% Change
Revenue	$186,278	$221,351	(16)%
Adjusted EBITDA	11,231	7,212	56%
Adjusted EBITDA Margin	6%	3%
Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped and the prescriptions per day represents the total average prescriptions shipped per business day. These two metrics are the primary drivers of revenue for Healthcare Services.

The following table shows the total number of SelectRx members as of the periods presented:

	September 30, 2026	September 30, 2025
Total SelectRx Members	99,753	106,914

The total number of SelectRx members decreased by 7% as of September 30, 2026, compared to September 30, 2025, primarily due to refined customer qualification with a focus on long-term profitability and operational efficiency. Profitability per SelectRx member increased 60% compared to a year ago from $67.1 per member to $107.6 per member. Profitability per member is calculated as Healthcare Services divisional Adjusted EBITDA for the period divided by average members, represented by the mean of ending membership in the prior period and ending membership in the current period.

The following table shows the average prescriptions shipped per day for the periods presented:

	Three Months Ended September 30,
	2026	2025
Prescriptions Per Day	28,139	31,378

Combined Senior and Healthcare Services - Consumer Per Unit Economics

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Healthcare Select, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended September 30,
(dollars per approved policy):	2026	2025
MA and MS approved policies	558,128	565,529
MA and MS commission per MA / MS policy	$888	$884
Other commission per MA/MS policy	9	13
Pharmacy revenue per MA/MS policy	1,427	1,405
Other revenue per MA/MS policy	144	129
Total revenue per MA / MS policy	2,468	2,431
Total operating expenses per MA / MS policy	(2,135)	(2,147)
Adjusted EBITDA per MA/MS policy	$333	$284
Adjusted EBITDA Margin per MA/MS policy	13%	12%
Revenue / CAC multiple	7X	6.4X

Total revenue per MA/MS policy increased 2% for the twelve months ended September 30, 2026, compared to the twelve months ended September 30, 2025, primarily due to the increase in pharmacy revenue during the twelve month period. Total operating expenses per MA/MS policy decreased 1% for the twelve months ended September 30, 2026, compared to the twelve months ended September 30, 2025.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2026	2025	% Change
Revenue	$42,799	$46,647	(8)%
Adjusted EBITDA	7,294	5,570	31%
Adjusted EBITDA Margin	17%	12%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended September 30,
(in thousands)	2026	2025	% Change
Term Premiums	$18,448	$19,443	(5)%
Final Expense Premiums	20,059	29,429	(32)%
Total	$38,507	$48,872	(21)%

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community on November 4, 2026, beginning at 8:30 a.m. ET. We encourage interested parties to access the live webcast of the event via our investor relations website https://ir.selectquote.com/investor-home/default.aspx or via this link: https://events.q4inc.com/attendee/147967155.

For those interested in dialing into the conference call, please register using this link: https://events.q4inc.com/analyst/147967155?pwd=mzE1TBCI. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA, which, when presented on a consolidated basis, is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to any similarly titled measure presented by other companies. We define Adjusted EBITDA as net income (loss) plus interest expense, income taxes, depreciation and amortization, changes in fair value of warrant liabilities, loss on extinguishment of debt, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income

(loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

A reconciliation of the differences between Adjusted EBITDA and its most directly comparable GAAP measure, net income (loss), is presented below on page 12. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable GAAP measure without unreasonable effort because it is not possible to predict certain information included in the calculation of such GAAP measure, including the fair value of outstanding warrants to purchase shares of the Company's common stock. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; our use of artificial intelligence and other emerging technologies; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; our ability to regain and maintain compliance with NYSE listing standards; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, changes in reimbursement rates under our contracts with pharmacy benefit managers, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.

With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2026	June 30, 2026
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and restricted cash	$13,444	$20,718
Accounts receivable, net of allowances of $5.5 million and $7.1 million, respectively	128,449	166,825
Commissions receivable-current	201,919	138,728
Other current assets	22,176	24,676
Total current assets	365,988	350,947
COMMISSIONS RECEIVABLE—Net	805,283	852,675
PROPERTY AND EQUIPMENT—Net	10,803	12,050
SOFTWARE—Net	18,371	18,072
OPERATING LEASE RIGHT-OF-USE ASSETS	19,514	20,511
GOODWILL	29,438	29,438
OTHER ASSETS	2,587	3,135
TOTAL ASSETS	$1,251,984	$1,286,828

LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$59,188	$74,033
Accrued expenses	24,718	21,049
Accrued compensation and benefits	48,038	62,265
Operating lease liabilities—current	4,246	4,448
Current portion of long-term debt	21,593	22,014
Other current liabilities	25,540	8,814
Total current liabilities	183,323	192,623
LONG-TERM DEBT, NET—less current portion	364,255	348,154
DEFERRED INCOME TAXES	40,078	49,453
OPERATING LEASE LIABILITIES	20,788	21,753
OTHER LIABILITIES	12,203	24,820
Total liabilities	620,647	636,803

	September 30, 2026	June 30, 2026
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK:
Senior Non-Convertible Preferred Stock, $0.01 par value, 350,000 shares issued and outstanding as of September 30, 2026 and June 30, 2026, respectively, current liquidation preference of $438.6 million and $423.2 million as of September 30, 2026 and June 30, 2026, respectively.	318,374	298,213
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,794	1,765
Additional paid-in capital	491,470	510,047
Accumulated deficit	(180,301)	(160,000)
Total shareholders’ equity	312,963	351,812
TOTAL LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY	$1,251,984	$1,286,828

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2026	2025
REVENUE:
Commissions and other services	$95,963	$110,267
Pharmacy	184,044	218,544
Total revenue	280,007	328,811

OPERATING COSTS AND EXPENSES:
Cost of commissions and other services revenue	61,753	69,101
Cost of goods sold—pharmacy revenue	155,263	192,779
Marketing and advertising	46,439	61,947
Selling, general, and administrative	35,911	35,819
Technical development	9,228	9,911
Total operating costs and expenses	308,594	369,557

LOSS FROM OPERATIONS	(28,587)	(40,746)

INTEREST EXPENSE, NET	(10,966)	(11,808)
CHANGE IN FAIR VALUE OF WARRANTS	12,573	15,036
OTHER INCOME (EXPENSE), NET	463	(145)
LOSS BEFORE INCOME TAX BENEFIT	(26,517)	(37,663)
INCOME TAX BENEFIT	(6,216)	(7,204)

NET LOSS	$(20,301)	$(30,459)
Senior Non-Convertible Preferred Stock accumulated dividends and accretion	(20,161)	(17,482)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(40,462)	$(47,941)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE:
Basic	$(0.21)	$(0.26)
Diluted	$(0.21)	$(0.26)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	191,459	185,816
Diluted	191,459	185,816

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,301)	$(30,459)
Adjustments to reconcile net loss to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	4,460	4,300
Loss on disposal of property, equipment, and software	74	—
Share-based compensation expense	2,731	4,327
Deferred income taxes	(9,374)	(9,168)
Amortization of debt issuance costs and debt discount	964	1,184
Change in fair value of warrants	(12,573)	(15,036)
Non-cash lease expense	997	1,021
Changes in operating assets and liabilities:
Accounts receivable, net	38,375	46,902
Commissions receivable	(15,799)	(29,001)
Other assets	2,669	2,371
Accounts payable and accrued expenses	(10,864)	11,395
Operating lease liabilities	(1,165)	(1,105)
Other liabilities	2,626	(8,354)
Net cash used in operating activities	(17,180)	(21,623)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(658)	(1,058)
Purchases of software and capitalized software development costs	(2,989)	(2,926)
Net cash used in investing activities	(3,647)	(3,984)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	169,000	80,000
Payments on revolving credit facility	(148,000)	(65,000)
Payments on Term Loans	(2,031)	(3,573)
Payments on ABS Notes	(4,232)	(4,543)
Payments on other debt	(147)	(112)
Payments of tax withholdings related to net share settlement of equity awards	(1,118)	(2,460)
Payments of debt issuance costs	—	(72)
Net cash provided by financing activities	13,472	4,240
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(7,355)	(21,367)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	21,677	37,066
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$14,322	$15,699

RECONCILIATION OF NON-GAAP MEASURE

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation of Net loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2026	2025
Net loss	$(20,301)	$(30,459)
Share-based compensation expense	2,731	4,327
Transaction and severance costs	3,851	185
Depreciation and amortization	4,460	4,300
Loss on disposal of property, equipment, and software, net	74	—
Change in fair value of warrants	(12,573)	(15,036)
Interest expense, net	10,966	11,808
Income tax benefit	(6,216)	(7,204)
Adjusted EBITDA	$(17,008)	$(32,079)